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                                   FORM 8 - K


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934





Date of Report (date of earliest event reported):                  July 16, 1996



                                 WPI GROUP, INC.
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)



        NEW HAMPSHIRE                  0-19717                 02-0218767
- - ----------------------------        -------------        -----------------------
(State or other jurisdiction        (Commission          (I.R.S. Employer
  of incorporation)                  File Number)         Identification Number)



1155 ELM STREET, MANCHESTER, NEW HAMPSHIRE    03101
- - --------------------------------------------------------------------------------
(Address of principal executive offices)      (Zip Code)




REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:               (603) 627-3500




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                                      NONE
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(FORMER NAME, FORMER ADDRESS, AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST REPORT)
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                                 WPI GROUP, INC.


                                   FORM 8 - K


ITEM 1.        CHANGES IN CONTROL OF REGISTRANT
               --------------------------------

None



ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS
               ------------------------------------

On July 16, 1996, WPI Group, Inc. completed the acquisition of Oyster Terminals, Ltd. The Company acquired all of the issued and outstanding shares of common stock of Oyster for cash of approximately $11.4 milion plus the assumption of approximately $2.2 million in liabilities. Oyster designs,manufactures and sells industrial hand-held terminals and man-machine interfaces used in a variety of industrial and commercial applications. The Company plans no changes in the business of Oyster.

A more complete description of the transaction is contained in the Share Purchase Agreement which is Exhibit 28.15 to this report and is incorporated herein by reference.


ITEM 3.        BANKRUPTCY OR RECEIVERSHIP
               --------------------------

None



ITEM 4.        CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
               ---------------------------------------------

None




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                                 WPI GROUP, INC.


                                   FORM 8 - K

ITEM 5.        OTHER EVENTS
               ------------

None


ITEM 6.        RESIGNATIONS OF REGISTRANT'S DIRECTORS
               --------------------------------------

None

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS
               ---------------------------------

Financial:     The financial statements required to be filed are currently not available and will be filed under Form 8 within 60 days.

Exhibits:
               28.15--Share Purchase Agreement, dated July 16, 1996.



ITEM 8.        CHANGE IN FISCAL YEAR
               ---------------------

Not applicable







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                                 WPI GROUP, INC.



                                   FORM 8 - K



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    WPI GROUP, INC.



Dated: July 23, 1996                         BY: /s/Charles F. Johnson
                                                    ----------------------------
                                                    Charles F. Johnson
                                                    Vice President,
                                                    and Chief  Financial Officer






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